REGISTRATION STATEMENT NO.

                    SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C. 20549
                        --------------------------
                                 FORM S-3

         REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                        --------------------------
                           ECOM ECOM.COM, INC.
         (Exact name of registrant as specified in its charter)

           FLORIDA                                   65-0538051
(State or other jurisdiction of                        (I.R.S.
Employer incorporation or organization)          Identification No.)

                      2700 PGA BOULEVARD, SUITE 103
                    PALM BEACH GARDENS, FL 33410-2958
                             (561) 622-4395

(Address, including zip code, and telephone number, including area code of principal executive offices)

                             ROBERT C. WILSON
                                PRESIDENT
                            ECOM ECOM.COM, INC.
                      2700 PGA BOULEVARD, SUITE 103
                      PALM BEACH GARDENS, FL 33410
                             (561) 622-4395

(Name, address, including zip code, and telephone number, including area code, of agent for service)

                              COPIES TO:
                          CAROL ANNE PLOWMAN
                         HACKNEY & MILLER, PA
                             2000 PGA BLVD.
                              SUITE 4410
                     PALM BEACH GARDENS, FL33410

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
As soon as practicable after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. / X /




                                     Page 1








If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /


CALCULATION OF REGISTRATION FEE


                                     Proposed       Proposed
                                     Maximum        Maximum
    Title Of             Amount      Offering       Aggregate      Amount Of
Securities To            To Be       Price          Offering       Registration
Be Registered          Registered    Per Share      Price          Fee

Common Stock (1)       2,533,333     $.10           $253,333       $63.33


(1) The offering price of the shares has been estimated and the registration fee has been computed pursuant to Rule 457(c) based on the closing sales price of the common stock as quoted by the NASD Over the Counter Bulletin Board ("OTCBB").

THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THE REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8
(A), MAY DETERMINE.

--------------------------

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS
OF ANY SUCH STATE.

SUBJECT TO COMPLETION DATED MAY 2, 2002


                                     Page 2








                             P R O S P E C T U S
                              2,533,333 SHARES

                             ECOM ECOM.COM, INC.

                                COMMON STOCK

This Prospectus relates to the resale by Lycos, Inc. ("Lycos"), a Virginia Corporation of 533,333 shares of Common Stock, $.001 par value per share (the "Common Stock"), Carol Anne Plowman, as Trustee for National Paintball Supply, Inc., ("National") a South Carolina corporation of 1,000,000 shares of Common Stock and Carol Anne Plowman ("Selling Securityholders"), of 1,000,000 shares of Common Stock of eCom eCom.com, Inc., a Florida Corporation, which were
previously acquired by the Selling Securityholders.   An agreement exists to
have the 1,000,000 shares held by Carol Anne Plowman as Trustee for National Paintball Supply, Inc.

The Company's Common Stock is traded on the NASD Over the Counter Bulletin Board ("OTCBB") under the symbol "ECEC". On April 10, 2002, the last reported sales price of the Common Stock, as reported by the OTCBB was $0.10 per share.

SEE "RISK FACTORS" COMMENCING ON PAGE 3 FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE PURCHASERS OF THE SECURITIES OFFERED HEREBY.

THE SELLING SECURITY HOLDER AND ANY BROKER-DEALER EXECUTING SELLING ORDERS ON BEHALF OF OR PURCHASING FROM THE SELLING SECURITYHOLDERS MAY BE DEEMED TO BE AN "UNDERWRITER' WITHIN THE MEANING OF THE SECURITIES ACT. COMMISIONS RECEIVED BY ANY SUCH BROKER-DEALER MAY BE DEEMED TO BE UNDERWRITING COMMISSIONS OR DISCOUNTS UNDER THE SECURITIES ACT OF 1933.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Prospectus is May 10, 2002

AVAILABLE INFORMATION

eCom eCom.com, Inc. is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The reports, information statements and other information filed by the Company with the Commission can be inspected and copied at the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its regional offices located at 7 World Trade Center, 13th Floor, New York, New York 10048 and Northwestern Atrium Center, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material can be obtained by mail from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Commission also maintains a Web site (http:www.sec.gov) that contains reports, proxy, and information
                                     Page 3







statements and other information regarding registrants, such as the Company, that file electronically with the Commission. The Company's Common Stock is listed on the Nasdaq National Market ("Nasdaq") and similar information can be inspected and copied at Nasdaq at 1735 K Street, N.W., Washington, D.C. 20006.

This Prospectus constitutes a part of a registration statement on Form S-3 (the "Registration Statement") filed by the Company with the Commission under the Securities Act of 1933, as amended (the "Securities Act"). As permitted by the rules and regulations of the Commission, this Prospectus omits certain of the information contained in the Registration Statement and reference is hereby made to the Registration Statement and related exhibits for further information with respect to the Company and the securities offered hereby. Statements contained herein concerning the provisions of any documents filed as an exhibit to the Registration Statement or otherwise filed with the Commission are not necessarily complete, and in each instance reference is made to the copy of such document so filed. Each such statement is qualified in its entirety by such reference.

No person is authorized to give any information or make any representation other than those contained or incorporated by reference in this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof.


INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents have been filed by the Company with the Commission and are hereby incorporated by reference into this Prospectus: (i) Annual Report on Form 10-K for the fiscal year ended May 31, 2001, (ii) Quarterly Reports of the Company of Form 10-Q for the quarters ended August 31, 2001, November 30, 2001, and February 28, 2002; (iii) the description of the Common Stock contained in the Company's Form 8-A filed with the Commission pursuant to
Section 12(g) of the Exchange Act, including all amendments or reports filed for the purpose of updating such description. All other documents and reports filed pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of this offering, including the Company's Form 8-K relating to the acquisition of the business described in "Recent Developments," shall be deemed to be incorporated by reference in this Prospectus and to be made a part hereof from the date of the filing of such reports and documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all documents which are incorporated herein by reference (not including the exhibits to such documents, unless such exhibits are specifically incorporated by reference in the document which this Prospectus incorporates). Requests should be directed to Mr. David J. Panaia, CEO, at the Company's principal executive offices located at 2700 PGA Boulevard, Suite 103, Palm Beach Gardens, FL 33410-2958, telephone number (561) 622-4395.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus, including all documents incorporated by reference, includes "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements other than statements of historical facts included in this Prospectus, including without limitation, statements under "The Company," "Recent Developments," and Risk Factors," regarding the Company's financial position, business strategy, and plans and objectives of management of the Company for future operations, are forward-looking statements. Although the company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Important factors that could cause actual results to differ materially form the Company's expectations are disclosed under "Risk Factors" and elsewhere in this Prospectus, including without limitation in conjunction with the forward-looking statements included in this Prospectus. All subsequent written and oral forward looking statements attributable to the Company or persons action on its behalf are expressly qualified in their entirety by this section.

THE COMPANY

eCom eCom.com, Inc. ("eCom", "we" or "the Company") was incorporated in the State of Florida on June 14, 1994. eCom's current business plan is focused on the development and marketing of applications for high-compression software. Previously, the Company developed an e-commerce infrastructure that enables the small business enterprise to carve its niche in the retail and business to business Internet economy. eCom eCom B2Bplus provides an affordable, user-friendly technological platform and professional resources to facilitate web business development. The eCom eCom SuperHUB gives the web entrepreneur a comprehensive package of on-line tools to generate, execute and fulfill e-commerce transactions. We also have operated our own on-line business as a test model, using our e-commerce concepts to sell paintball products.

During the last fiscal year, we revised our business model in order to focus on the design and resale of software applications that compress, store, protect and transmit large data files in any format including images, full motion video, audio and text. We decided to divest all other product lines to concentrate on the development of the market for our compression software applications. Our mission is to make this software available to reduce bandwidth demand and increase storage capabilities through development of custom applications that are not feasible using technology previously available.

The Company was incorporated under the name US Amateur Sports, Inc., but changed its name in January 1999 to better reflect its business operations.

eCom is the parent of US Amateur Sports Company, which is the parent of USA Performance Products, Inc. US Amateur Sports Company (USASC) owns the rights to: (1) the All American Bowl, a high school football all-star game, last played in 1997, when it was broadcast to over 40 million households; (2) the ProCard/ComCard, a prepaid phone card concept; and (3) USA SportsNet, which was planned to be an Internet portal for access to sports information, products and services with a focus on amateur athletes and local sports organizations. In addition, USASC owned the rights to use of the toll-free telephone number, 1-800-724-6822 (1-800-PAINTBALL) until it was sold as described below. USA Performance Products manufactures and distributes paintball guns and accessories. It has served as a test model for our e-commerce business concepts and has generated the majority of our revenues to date.

On January 21, 2000 the Company entered into a Stock Exchange Agreement with the shareholders of Star Dot Marketing, Inc. ("SDMI"), which provided for the transfer of all the outstanding common stock of SDMI to eCom eCom.com, Inc. in exchange for 675,000 shares of common stock. The transaction was closed on May 31, 2000. SDMI uses the trade name "Treasures of Sports" to offer a complete line of guaranteed authentic, hand signed sports memorabilia and other sports products. These products are marketed through joint sales agreements with professional sports franchises.

Consistent with the intent to divest all businesses and product lines unrelated to compression software, the sale of one business and one product line were consummated during the final quarter of the year ended May 31, 2001. On May 11, 2001, rights to use of the toll-free telephone number, 1-800-PAINTBALL, and related website addresses were sold for a cash payment of $900,000. On May 31, 2001, the Company sold all of the stock of Star Dot Marketing, Inc. in return for assumption of debt of $208,000 owed to the original owners of SDMI.

In August 2001, eCom entered into a joint venture agreement with PremierSoft, Inc. to form a new company called Zyndecom, Inc. Zyndecom was established to market the "Z-Box(tm)," a software utility that combines compression software with PremierSoft's Syndeos(tm) software. Syndeos(tm) integrates software and hardware systems that have been created independently. The agreement provides eCom with 51% of the stock of Zyndecom, and PremierSoft owns 49%. Under this arrangement, eCom intends to generate revenue by leasing the compression technology to Zyndecom, while PremierSoft will generate revenue by receiving compensation for their management of Zyndecom. The two principal owners of PremierSoft signed consulting agreements with eCom.

In September 2001, and prior to the execution of a definitive agreement, the company issued 2 million shares of its common stock to the two shareholders of PremierSoft, Inc. for the purchase of PremierSoft, Inc.'s 49% interest in Zyndecom, Inc. and the stock has been recognized as issued in the Statement of Changes in Stockholders' Equity. No contract for the purchase of the outstanding 49% interest in Zyndecom, Inc. stock was ever executed and consequently, the stock has been cancelled and returned to treasury.

In September 2001, eCom entered into a Value Added Reseller agreement with Impact Imaging, Inc. (III) of Columbia, Maryland to use III's Temporal Differential Encoding (TDE) technology. This contract, which formalized and amended earlier agreements, called for III to develop for eCom the ability to write to the Application Program Interface (API) or provide a full Software Development Kit (SDK) for eCom's use by December 31, 2001.

In November 2001, we announced the development of myPicZip(tm), a software product application designed to shrink virtually unlimited galleries of photos to eliminate restraints on storage capability without degradation of picture quality. Planned for release during the third fiscal quarter, myPicZip(tm) was intended to serve as a demonstration of the broad range of products and services that will benefit from application of encoding and reformatting technology. We expected TDE to be the core compression technology that would be used in all of our products including the Z-Box(tm), myPicZip(tm) and a number of other applications that were planned for development. However, III failed to deliver either the SDK or the software to enable us to write to the API. By February 2002 it became apparent that III was unable or unwilling to satisfy its obligations under the contract, so eCom filed suit for breach of contract, fraudulent inducement and negligent misrepresentation. This legal action is still pending.

On April 9, 2002 we announced that we had signed a new agreement for use of high power compression encoding technology developed by a different vendor and that the first product to be released using the new technology would be photo storage software dubbed MyPhotoZip(tm). The new encoding technique provides a better quality image than JPEG and other compression products now on the market. While we expect to prevail in our litigation with III, we intend to move ahead as quickly as possible to develop and market an array of compression products using this new technology while it is still the state of the art.

COMPETITION

We compete with Lizard Tech, Adobe, Pegasus, JPEG, MPEG and numerous smaller competitors. We consider Lizard Tech and Pegasus to be our main competitors. We believe that our technology is superior because these competitors continue to employ "old" technology using wavelets and fractals.

All of these competitors have been established longer than we have, so they have name recognition and market share established. Some of our competitors are better funded than we are.

Principal competitive factors include brand recognition, pricing, financial strength, customer service, system reliability and reliability of delivery. All of these factors must be satisfactorily addressed in order for us to compete successfully.

In order to respond to changes in the competitive environment, we may, from time to time, make pricing, service or marketing decisions or acquisitions that could harm our business. New technologies may increase the competitive pressures by enabling our competitors to offer a lower cost service or product. Whether we are able to compete successfully will depend on our ability to anticipate and respond in a timely and appropriate manner to these changes.
                                     Page 7








RISK FACTORS

In addition to the other information contained in this Prospectus, prospective investors should carefully consider the factors discussed below in evaluating the Company and its business before purchasing any of the shares of Common Stock offered hereby. This Prospectus contains forward-looking statements which involve risks and uncertainties. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth in the following risk factors and elsewhere in this Prospectus. See "Disclosure Regarding Forward-Looking Statements."

DEPENDENCE ON KEY PERSONNEL IS CRITICAL

David J. Panaia, the founder of the Company, has been instrumental in the development of the Company. The Company's development and operations to date have been, and its continuing operations will be, substantially dependent on the efforts of Mr. Panaia and the other members of current management. The loss of the services of any one or more members of current management could have a material adverse effect on the Company's business and results of operation.

OUR CASH FLOW IS LIMITED

Our ability to meet cash requirements and preserve liquidity is dependent on timely product releases and attainment of our sales objectives. If our cash requirements cannot be satisfied from operational cash flows, we may be forced to sell assets, refinance existing indebtedness, or further reduce our business, operations and related activities. Due to these factors, we may need to combine with another company in order to obtain additional resources to remain competitive.

If we do not substantially attain overall projected revenue levels for the balance of fiscal 2002 and during fiscal 2003, or do not have the availability of an accounts receivable credit line, we may have insufficient liquidity during fiscal 2003. In such event we will require additional financing to fund on-going and planned operations and may need to implement further expense reduction measures, including, but not limited to, the sale of assets, the consolidation of operations, workforce reductions, and/or the delay, cancellation or reduction of certain product development, marketing, licensing, or other operational programs.

Presently the Company has minimum liquidity. We cannot provide assurances that future cash flows from operations will be sufficient to meet operating requirements and allow us to service debt and dividend requirements and repay any underlying indebtedness at maturity. If we do not achieve the cash flows that are anticipated from our planned product release schedules and attainment of our forecast sales objectives, or if we do not maintain the availability of an accounts receivable credit line from our bank or a replacement financial institution, we may not be able to meet our cash requirements from operational cash flows. If this were to occur, there can be no assurance that we will be able to make additional financing arrangements on satisfactory terms, if at all, and our operations and liquidity would be materially adversely affected and we could be forced to cease operations.

                                     Page 8








Although actions we've taken, including recent reductions of workforce, are expected to contribute to returning our operations to profitability, we cannot assure our shareholders and investors that we will achieve profitability in the fourth fiscal quarter of FY 2002 or, on an annualized basis, in FY 2003, nor can we provide assurances that we will successfully complete the development of products planned for release during these periods or achieve the sales necessary to avoid further expense reductions in fiscal 2003.

PRODUCTION OF NEW PRODUCTS IS ESSENTIAL

If we do not introduce products on a timely basis, revenue, profit and cash flow could be negatively impacted.

Since computer software products have relatively short life cycles, with many products having a sales life cycle of less than six months, we are continuously developing new products in order to generate revenues that can sustain our operations and allow us to achieve our business plans. Delays incurred in the development, approval or licensing processes may result in delays in the introduction of our products. Delay in the commercial release of a new product that results in that product's introduction slipping from one fiscal quarter to the next is likely to have an adverse effect on our resulting revenues for the affected quarter since initial shipments of a new product typically account for a high percentage of the product's total net revenues over its life.

Our future capital needs are uncertain and there is a risk of us becoming insolvent if we cannot satisfy future capital needs in a timely manner.

An inability to obtain or retain valuable intellectual property licenses may prevent product releases or result in a decline in sales of our products.

If the popularity of our brands lessens, revenues could decline.

OUR EXPERIENCE IN THE SOFTWARE MARKET IS LIMITED

We have divested all our other operations and have no experience in the software market. If we do not properly enter this market and receive market penetration this could have a negative impact on our operations.

We depend heavily on non-exclusive licenses for the right to sell our software products. Our licenses allow us to private label the products but others could sell the same product in direct competition to our market. This could cause a decrease in our ability to sell these products.

The manufacturers of the software products may not have sufficient production capacity to satisfy our requirements. And they may not be able to produce products superior to others as new items enter the marketplace. If our vender is unable to supply us new versions of the product without unexpected delays, our business operations could be materially interrupted and our potential revenues from planned product releases could be significantly and adversely affected.



                                     Page 9








The compression software market in general has been affected by rapidly changing technology, which has led to the early obsolescence of particular software. No assurance can be given that we will be able to keep up with the changing technology. If we should be unable to produce new products as technology changes our business could be adversely affected.

If we cannot provide customer support for our products, our operating results could be negatively affected.

While we do not develop the products we sell, we must provide customer support for the users of these products. If we cannot provide the support, this could have a significant and adverse affect on our business and results from operations.

WE HAVE RISKS ASSOCIATED WITH LITIGATION

We are currently involved in five lawsuits.

Saeilo Manufacturing Industries filed a complaint against USA Performance Products Inc. in the Fifteenth Judicial Circuit, Palm Beach County, FL, on April 20, 2001. The complaint involves non-payment of $126,632.22 that Saeilo contends has been due since April 10, 2001. USA Performance Products has moved to dismiss the case on the grounds that the claim is based upon an oral agreement without any terms and conditions of the agreement. USA Performance Products has only received delivery of $29,190.87 worth of products, which is accounted for in both inventory and accounts payable as of February 28, 2002.

Renick Enterprises, Inc. filed a complaint against USA Performance Products and eCom eCom.com, Inc. in the Fifteenth Judicial Circuit, Palm Beach County, FL on April 30, 2001. The complaint involves non-payment of $180,865.22 for the design of the Viper I Paintball Marker, including various re-designs, working on advertising, and developing new products. Management contends that Renick has not satisfactorily completed production of the product and has not delivered the product to USA Performance Products Inc. USA Performance Products has only received delivery of $16,574.75 worth of products, which is accounted for in both inventory and accounts payable as of February 28, 2002.

USA Performance Products is defending itself against both Saeilo and Renick through a claim of lost production. USA Performance products had entered into a proposed sale of the Viper division of USA Performance Products to both Renick and Saeilo during February 2001. In order to comply with the terms of the sales contract all inventory of the Viper division was taken out of production in preparation of shipment during April 2001. It took the entire month of May 2001 to get back into production.

National Paintball Supply, Inc. filed a complaint against USA Performance Products and eCom eCom.com, Inc. in the State of South Carolina, Greenville County Court of Common Pleas on May 14, 2001. The complaint alleges that an amount of $85,743.35 is owed to the complainant. National Paintball Supply handled paintball fulfillment requests for USA Performance Products. USA Performance Products contends that many requests for fulfillment were not completed while some requests were shipped twice. The shares being issued pursuant to this filing constitute full settlement of that suit. The case will be voluntarily dismissed.
                                     Page 10








Lycos, Inc. filed a complaint against eCom eCom.com, Inc. in the State of Massachusetts, United States District Court on November 13, 2001. The complaint alleges that an amount of $159,500.00 plus attorneys' fees, costs and interest is owed to the complainant. Lycos, Inc. provided advertising impressions to eCom eCom.com on the Lycos Network. eCom eCom.com contends that Lycos was advised that the contract was cancelled. The shares being issued pursuant to this filing constitute full settlement of that suit.
The case will be voluntarily dismissed.

On March 12, 2002 Impact Imaging, Inc. (III) filed suit in the United States District Court for the District of Maryland to establish a temporary restraining order preventing eCom eCom.com from selling myPicZip(TM) and DryIce(TM) so long as these products use III software and technology. The suit further demands that eCom eCom.com pay $250,000 plus interest, costs and attorneys' fees for the February 4, 2002 delivery of myPicZip(TM).

Litigation can be expensive and disruptive to normal business operations; the results of legal proceedings are difficult to predict. An unfavorable resolution of one or more of the lawsuits could adversely affect our business, results of operations or financial condition.

USE OF PROCEEDS

The Selling Securityholders will receive all of the proceeds from the sale of the Common Stock offered hereby. The Company will not receive any of the proceeds from such sale.

SELLING SECURITYHOLDERSS

The shares to be sold by Lycos, Inc. and on behalf of National Paintball Supply, Inc. were acquired in connection with the settlement of the lawsuits described above. See "Risk Factors". The shares to be sold by Carol Anne Plowman were acquired in connection with the performance of legal services to the company by Hackney & Miller, PA. The Selling Securityholders beneficially will own 2,533,333 shares of the Common Stock, which represents approximately 9.8% of the total shares of Common Stock outstanding on that date. After the completion of this offering, and assuming that the Selling Securityholders dispose of all of the shares of Common Stock covered by this Prospectus and do not acquire any additional shares, the Selling Securityholders will not own any shares of Common Stock.

PLAN OF DISTRIBUTION

This Prospectus relates to the resale of 2,533,333 shares of Common Stock previously acquired by the Selling Securityholders. The Selling
Securityholders may resell the shares as soon as practicable.

The selling shareholder may offer the shares covered by this Prospectus from time to time in block trades in ordinary brokers' transactions through the facilities of the OTCBB or otherwise, in a public offering, or in privately negotiated transactions, at market prices prevailing at the time of such sale, at prices related to such prevailing market prices, or at negotiated prices. In effecting sales, the selling shareholder may also arrange for other brokers or dealers to participate. Such brokers or dealers may receive commissions or

                                     Page 11








discounts from the selling shareholder in amounts to be negotiated. Such other participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. The Company has advised the Selling Securityholders that Regulation M may apply to its sales in the market and has informed it of the need for delivery of copies of this Prospectus. The Selling Securityholders and any other broker-dealers that participate with the Selling Securityholders in the distribution of the Common Stock may be deemed to be "underwriters" within the meaning of the Securities Act, in which case any commissions or discounts received by such broker-dealers and any profit on resale of the Common Stock sold by them might be deemed to be underwriting discounts or commissions under the Securities Act.

All expenses of registration incurred in connection with this offering are being borne by the Company, except for brokerage commissions and other similar expenses incurred by the Selling Securityholders, which will be borne by the Selling Securityholders.

In order to comply with certain states' securities laws, if applicable, the shares of Common Stock offered hereby may be sold in such jurisdiction only through registered or licensed brokers or dealers.

The selling shareholders are not restricted as to the price or prices at which they may sell the Common Stock. Sales of share of the Common Sock at less than market prices may depress the market price of the Company's Common Stock. The selling shareholders may elect to sell all, a portion or none of the Common Shares registered hereunder.

DESCRIPTION OF CAPITAL STOCK

The authorized capital stock of the Company consists of 50,000,000 shares of Common Stock, $.001 par value (" Common Stock").

COMMON STOCK

As of February 28, 2002, there were 25,742,465 shares of the Common Stock outstanding. The holders of the Common Stock have no preemptive, subscription or additional conversion rights. Upon a liquidation or dissolution of the Company, holders of Common Stock are entitled to share ratably in any corporate assets remaining after the payment of all debts. The Common Stock is not subject to assessment or further calls, has no redemption provisions and is entitled only to such dividends as may be declared from time to time by the Board of Directors out of funds legally available therefore.

TRANSFER AGENT AND REGISTRAR

The transfer agent and registrar for the Common Stock is Florida Atlantic Stock Transfer in Tamarac, Florida.

SHARES ELIGIBLE FOR FUTURE SALE

Upon completion of this offering, the Company will have 28,275,798 shares of Common Stock outstanding, all of which will be freely tradeable except 15,045,939 shares which are held by persons who are "affiliates" of the Company for purposes of Rule 144.
                                     Page 12








In general, as Rule 144 currently provides, a person (or persons whose shares are aggregated) who has beneficially owned "restricted" shares for at least one year, including persons who may be deemed "affiliates" of the Company, as that term is defined under Rule 144, would be entitled to sell (in accordance with the provisions specified in the rule) within any three month period a number of shares that does not exceed the greater of 1% of the then outstanding shares of the Common Stock (approximately 507,368 shares immediately following the Offering) or the average weekly trading volume of each class of such shares in the over-the-counter market during the four calendar weeks preceding the date on which notice of the sale is filed with the Commission. An "affiliate" of the Company may sell securities that are not "restricted" without regard to the period of beneficial ownership but subject to the volume limitations described above and other conditions of Rule 144, subject to restrictions on affiliates. A person who is not deemed an "affiliate" of the Company (and has not been for at least 90 days) and who has beneficially owned his or her shares for at least two years, would be entitled to sell such shares under Rule 144 without regard to the volume l imitations described above, manner of sale provisions, notice requirements or availability of public information.

No prediction can be made of the effect, if any, that sales of shares or the availability of such shares for sale will have on the market price prevailing from time to time. Nevertheless, sales by the existing shareholders of substantial amounts of the Common Stock in the public market could adversely affect prevailing market conditions.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for the Company by Hackney & Miller, P.A., Palm Beach Gardens, Florida, counsel to the Company. Carol Anne Plowman, Esq., a senior associate at Hackney & Miller, P.A. ("the firm") holds 1,000,000 shares of the Company's Common Stock on behalf of the firm, which were issued for legal services rendered to the Company.

EXPERTS

The consolidated financial statements as of February 28, 2002 and for each of the three years prior incorporated by reference in this Prospectus have been so incorporated in reliance on the report of Wieseneck, Andres & Company, P.A. and Hafer & Gilmer independent accountants, given on the authority of said firm as experts in auditing and accounting.
============================================================================
NO DEALER, SALESPERSON, OR OTHER PERSON HAS BEEN AUTHORIZED IN CONNECTION WITH THIS OFFERING TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY DATE SUBSEQUENT TO THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER
TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY BY ANYONE IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.
                                     Page 13
















                               TABLE OF CONTENTS


                                                                  PAGE


          Available Information....................................3

          Incorporation of Certain Documents by
              Reference............................................4

          Disclosure Regarding Forward-Looking
              Statements...........................................5

          The Company..............................................5

          Competition..............................................7

          Risk Factors.............................................8

          Use of Proceeds.........................................11

          Selling Securityholders.................................11

          Plan of Distribution....................................11

          Description of Capital Stock............................12

          Shares Eligible for Future Sale.........................12

          Legal Matters...........................................13

          Experts.................................................13







































==============================================================================


                               eCom eCom.com, Inc.

                                   ----------
                                    2,533,333
                                     SHARES
                                       OF
                                  COMMON STOCK

                                   ----------
                                   PROSPECTUS
                                   ----------

                                  May 10, 2002

==============================================================================





























                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The estimated expenses in connection with the issuance and distribution of the securities being registered are approximately $15,000 consisting of legal fees and costs, and filing fees of approximately $100.


ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Company's Articles of Incorporation limit personal liability of directors, to the Corporation or its shareholders, for monetary damages for breach of their fiduciary duty as a director except to the extent such limitation of liability is not permitted under Florida law. Florida law provides that the liability of a director may not be eliminated or limited for
(i) transactions in which a director receives a financial benefit to which the director is not entitled; (ii) an intentional infliction of harm on the corporation or the shareholders; (iii) liability for unlawful distributions in violation of Florida law or the Articles of Incorporation or (iv) an intentional violation of criminal law. In addition the Company's Bylaws provide that the Company may indemnify any and all of its directors and officers, or former directors and officers, to the fullest extent permitted by law or by the Articles of Incorporation against claims and liabilities to which such persons may become subject. Florida law generally provides that indemnification is permissible only when the director or officer acted in good faith and in a manner reasonably believed to be in the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. Subject to that standard of care indemnification is mandatory under Florida law for "outside directors" as defined under Florida law. Indemnification of directors is precluded in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or in connection with any other proceeding charging improper personal benefit to the director, whether or not involving action in the director's official capacity, in which the director was adjudged liable on the basis that personal benefit was improperly received by the director.

For information regarding the Company's undertaking to submit to adjudication the issue of indemnification for violation of the securities laws, see Item 17 hereof.

ITEM 16.  EXHIBITS

(c)     Exhibits:

3.1    Articles of Incorporation (1)
3.2    By-laws (1)
10.1 Agreement for acquisition of assets of Performance Paintball Products, Inc. (1)
10.2   Agreement of acquisition of rights to All American Bowl (2)
10.3   Personal services agreement with All American Bowl Executive Director
       (2)
10.4   Promissory Note to Stratex Corporation dated August 12, 1997 (3)









10.5 Marketing and Management Agreement between Axis Enterprises, Ltd. and Registrant dated January 10, 1998 (3)
10.6   Agreement for acquisition of assets of Amateur Athletes of America,
       Inc. (3)
10.7   Lease Agreement between Ryco Properties, Inc. and Registrant dated
       May 4, 1998 (3)
10.8 Investment Agreement between Swartz Private Capital LLC and the Registrant dated May 13, 1999 (4)
10.9   Registration Rights Agreement between Swartz Private Capital LLC and the Registrant dated May 13, 1999 (4)
10.10  Side Agreement (4)
10.11 Amended and Restated Investment Agreement between Swartz Private Capital LLC and the Registrant dated July 1999 (5)
10.12 Memorandum dated September 13, 1999 from Swartz Private Capital LLC extending date to file registration statement (Agreement Cancelled) (5)
10.13  First Stock Incentive Plan (5)
10.14 Occupancy Agreement between Chimney Rock Services, LLC and Registrant dated September 15, 1999 (6)
10.15 License Agreement between iTool.com and Registrant dated December 20, 1999 (6)
10.16 Stock Exchange Agreement between the shareholders of Star Dot Marketing, Inc. and Registrant dated January 21, 2000 (7)
10.17  Service Agreement between eWebPEO.com, Inc. and Registrant dated
       March 25, 2000 (6)
10.18 Consulting and Compensation Agreement between eWebPEO.com, Inc. and Registrant dated April 16, 2000 (6)
10.19 Agreement of Sale between US Amateur Sports Company and Eugenio Postorivo, Jr., Individually, dated May 11, 2001 (8)
10.20 Stock Purchase Agreement between the Company and Brian Delaporta, Individually, dated May 31, 2001 (9)
10.21  Addendum to Advance Balance Acknowledgement dated May 31, 2001 (9)
10.22 Strategic Marketing and Sales Agreement between BIFS Technologies Corporation and the Registrant dated March 19, 2001
10.23  Operating Agreement for Zyndecom, Inc. dated August 20, 2001
11     Statement of Computation of Earnings per Share
21     Subsidiaries of the Company
27     Financial Data Schedule
_______________________________

(1) Incorporated by reference to the Company's original Registration Statement on Form 10 SB-1, Registration 33-96638-A, filed on September 6, 1995.

(2)  Incorporated by reference to Form 10-KSB for the year ended May 31, 1997.

(3)  Incorporated by reference to Form 10-KSB for the year ended May 31, 1998.

(4) Incorporated by reference to Form 8-K filed with the Commission on May 26, 1999.

(5)  Incorporated by reference to Form 10-KSB for the year ended May 31, 1999.

(6)  Incorporated by reference to Form 10-KSB for the year ended May 31, 2000.











(7) Incorporated by reference to Form 8-K filed with the Commission on January 21, 2000.

(8) Incorporated by reference to Form 8-K filed with the Commission on May 31, 2001.

(9) Incorporated by reference to Form 8-K filed with the Commission on June 7, 2001.

(10) Incorporated by reference to Form 10-Q filed with the Commission on August 31, 2001.

(11) Incorporated by reference to Form 10-Q filed with the Commission on November 30, 2001.

(12) Incorporated by reference to Form 10-Q filed with the Commission on February 28, 2002.
                                      II-2

ITEM 17. UNDERTAKINGS.

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended ("Securities Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.














         The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                      II-3

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, eCom eCom.com, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palm Beach Gardens and State of Florida on May 10, 2002.

                                  eCom eCom.com, Inc., an Florida corporation


                                  By /s/ Robert Wilson
                                  -------------------------------------------

                                  Robert Wilson
                                  President


















         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert C. Wilson, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Form S-3 Registration Statement and to sign any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) of the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.


                                      II-4



                        Wieseneck, Andres & Company P.A.
                          Certified Public Accountants
                         772 U.S. Highway One, Suite 100
                         North Palm Beach, Florida 33408
                                (561) 626-0400

Thomas B. Andres, C.P.A.*, C.V.A                          Fax (561) 626-3453
Paul M. Wieseneck, C.P.A.
*Regulated by the State of Florida



Board of Directors
eCom eCom.com, Inc.
2700 PGA Boulevard, Suite 103
Palm Beach Gardens, FL 33410-2958

Gentlemen,

We consent to the use in the Registration Statemetns of eCom eCom.com, Inc., Form S-3, dated May 18, 2002, the use of our audited report dated August 10, 2001 for the May 31, 2001 annual financial statements and our report dated April 18, 2002 for the February 28, 2002 unaudited quarterly financial statements.



                                     /s/ Wieseneck, Andres & Company, P.A.


May 6, 2002









                                      II-5

                                    EXHIBIT 5

                                                           May 9, 2002

eCom eCom.com, Inc.
2700 PGA BOULEVARD, SUITE 103
PALM BEACH GARDENS, FL 33410-2958

         Re: Common Stock of eCom eCom.com, Inc.

Gentlemen:

         We have acted as counsel to eCom eCom.com, Inc., an Florida corporation (the "Company"), in connection with the preparation and filing with the United States Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), of the Company's registration statement on Form S-3 (the "Registration Statement"), relating to the registration for resale of 1,000,000 shares of the Company's Common Stock, $.001 per share (the " Common Shares"), which were issued to Lycos, Inc., 1,000,000 shares of the Company's Common Stock, $.001 per share (the " Common Shares"), which were issued to Carol Anne Plowman as Trustee for National Paintball Supply, Inc. and 1,000,000 shares of the Company's Common Stock, $.001 per share (the " Common Shares"), which were issued to Carol
Anne Plowman, Esq. on behalf of Hackney & Miller, P.A..

         In arriving at the opinions expressed below, we have reviewed the Agreement and the Registration Statement and the Exhibits thereto. In addition, we have reviewed the originals or copies certified or otherwise identified to our satisfaction of all such corporate records of the Company and such other instruments and other certificates of public officials, officers and representatives of the Company and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below. In rendering the opinions expressed below, we have assumed that the signatures on all documents that we have reviewed are genuine and that the Common Shares will conform in all material respects to the description thereof set forth in the Registration Statement.

         Based on the foregoing, we are of the opinion that the Common Shares to be issued pursuant to the Agreement have been duly authorized by all necessary corporate action of the Company and, when issued in accordance with such authorization and delivered and exchanged following consummation of the transactions contemplated by the Agreement, will be validly issued, fully paid, and nonassessable.

         The foregoing opinions are limited to the federal law of the United States of America and the General Corporation Law of the State of Florida.

         We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Registration Statement and in the Prospectus included therein.

                                             Very truly yours,

                                             Hackney & Miller, P.A.